Exhibit 99.1

Radiant Systems, Inc. Reports First Quarter Results

The Company Reports First Quarter Adjusted Earnings of $0.14 Per Diluted Share and GAAP Earnings of $0.03 Per Diluted Share

ATLANTA--(BUSINESS WIRE)--April 30, 2009--Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the first quarter ended March 31, 2009.

Summary financial results for the first quarter of 2009 are as follows:

  Total revenues for the period reached the midpoint of Company guidance at $67.6 million, a decrease of 4 percent from revenues of $70.2 million for the same period in 2008.
  Adjusted net income (non-GAAP) for the period was $4.6 million, or $0.14 per diluted share, exceeding Company guidance by $.01 per diluted share. The results represent a decrease of $1.2 million, or $0.03 per diluted share, compared to the same period in 2008 and exclude amortization of acquisition-related intangible assets, non-recurring items and employee stock compensation expense.
  Net income for the period was $1.0 million, or $0.03 per diluted share, a decrease of $2.4 million, or $0.07 per diluted share, compared to the same period in 2008.
  During the period, the Company recorded net one time charges of $1.1 million related to severance and restructuring of the organization and the net impact of asset dispositions.

John Heyman, the Company’s chief executive officer said, “We were pleased with the performance of the business during the quarter given the environment. Our revenues and earnings were in line with expectations. The business model we have built continues to show strength during these turbulent times. Our recurring revenue services provide an increasingly strong financial foundation for the Company. And, our efficiencies and scale in the business have allowed us to reduce the cost structure in many parts of the Company while allowing us to continue investing in key growth initiatives.”

Heyman added, “While some restaurant and retail segments are clearly weak, they have reached a more predictable run rate during the quarter. And some segments in the restaurant and retail sectors continue to provide us with a solid, if not strong, demand environment, particularly with larger customers who are looking to drive more efficiency across their businesses. Overall, our top priorities remain delivering high payback products with outstanding customer satisfaction. Our ability to make our customers’ businesses more successful during these times will allow us to continue to thrive.”

“We were pleased with the strength of our operating model during the quarter,” said Mark Haidet, the Company’s chief financial officer. “Our cash flow generation was strong and allowed us to reduce our net debt position by $6.9 million during the quarter. This was aided by improved gross profit margin, the continued strength in our recurring revenue services and the successful completion of planned cost reductions. Given the results of the first quarter, and ongoing visibility to the year, we are updating our guidance with increased earnings.”

The Company’s guidance is as follows:

	Revenue Range (millions)	Adjusted Earnings (non-GAAP) / Share Range
Quarter ending June 30, 2009	$68 to $69	$.15 to $.16
Year ending December 31, 2009 – Previous	$275 to $280	$.62 to $.63
Year ending December 31, 2009 – Updated	$275 to $280	$.64 to $.66

The Company provides adjusted net income and adjusted net income per share in this press release as additional information relating to the Company’s operating results. These measures are not in accordance with or an alternative for, GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income excludes amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its first quarter 2009 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant’s web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-877-874-1565 – reference passcode 9495301.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. For more than two decades, Radiant’s point of sale hardware and software solutions have redefined the consumer experience in more than 100,000 restaurants, retail stores, stadiums, parks, arenas, cinemas, convenience stores, fuel centers and other customer-service venues. Radiant has offices in North America, Europe, Asia and Australia. For more information, visit www.radiantsystems.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are its ability to continue and manage its growth, liquidity and other capital resources issues, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended
	March 31, 2009	March 31, 2008

Revenues:
Systems	$27,046	$38,738
Maintenance, subscription and transaction services	31,211	23,308
Professional services	9,346	8,113
Total revenues	67,603	70,159

Cost of revenues:
Systems	14,019	20,085
Maintenance, subscription and transaction services	15,518	13,181
Professional services	6,159	6,285
Total cost of revenues	35,696	39,551

Gross profit	31,907	30,608

Operating expenses:
Product development	5,184	5,615
Sales and marketing	10,581	8,138
Depreciation of fixed assets	1,251	1,046
Amortization of intangible assets	2,250	1,594
General and administrative	9,335	7,621
Other charges, net	1,153	72
Total operating expenses	29,754	24,086

Income from operations	2,153	6,522

Interest and other expense, net	641	1,493

Income from operations before income taxes	1,512	5,029

Income tax provision	483	1,609

Net income	$1,029	$3,420

Net income per share
Basic	$0.03	$0.11
Diluted	$0.03	$0.10

Weighted average shares outstanding:
Basic	32,199	31,994
Diluted	32,579	33,620

Reconciliation of GAAP net income to adjusted non-GAAP net income:

GAAP net income	$1,029	$3,420
Equity-based compensation expense (a)
Cost of revenues	161	75
Operating expenses	1,349	798
Total equity-based compensation expense	1,510	873
Amortization of purchased intangibles (b)	2,250	1,594
Other charges and income, net (c)	1,153	72
Tax effect of adjustment items, difference between the
Company's effective tax rate and cash tax rate (d)	(1,316)	(132)

Adjusted non-GAAP net income	$4,626	$5,827

Adjusted non-GAAP net income per diluted share	$0.14	$0.17

In addition to our GAAP results, Radiant Systems discloses adjusted net income and adjusted net income per diluted share, referred to respectively as "adjusted non-GAAP net income" and "adjusted non-GAAP net income per diluted share". These items, which are collectively referred to as "non-GAAP measures", exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and one-time charges/gains that are non-recurring. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and non-recurring charges/gains are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised "Share-based Payment" ("FAS 123R") on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of FAS 123R, we continue to believe that non-GAAP measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 ("SAB 107") and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The non-recurring charges/gains and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management's internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While they are continually viewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company's core operation during any particular period.

The gains recognized on our forward exchange contracts in 2008 are excluded from our non-GAAP measures because such gains are not considered to be a normal operating event of the Company. The forward exchange contracts were entered into specifically for the purpose of locking in the US/Australian and US/Euro exchange rates in preparation for the acquisitions of Quest and Orderman, respectively.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company's other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company's tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:

a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.

b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.

c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company's GAAP results. While restructuring costs and other one-time charges/gains are non-recurring activities, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company's GAAP results.

(a) The Company adopted SFAS 123(R) on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. The adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended March 31, 2009 and 2008 was $1.5 million and $0.9 million, respectively, on a pre-tax basis.

(b) Adjustments represent amortization of intangible assets from prior acquisitions.

(c) Adjustments represent the elimination of non-recurring charges and/or gains. For the three months ended March 31, 2009, these non-recurring charges consisted of a $0.7 million charge related to severance and restructuring of the organization and a $0.5 million write-off of third-party software licenses that the Company does not intend to use. These charges were partially offset by a $0.1 million gain on the sale of a building.

For the three months ended March 31, 2008, these non-recurring charges consisted of a $0.4 million charge for early termination penalties and write-offs of debt issuance costs in relation to the refinancing of a credit agreement. These charges were partially offset by a $0.3 million gain on a forward exchange contract entered into as a result of the Quest Retail Technology acquisition.

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 28% and 24% for the three months ended March 31, 2009 and 2008, respectively.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS
	March 31, 2009	December 31, 2008

Current assets
Cash and cash equivalents	$12,599	$16,450
Accounts receivable, net	40,974	44,024
Inventories, net	33,705	31,838
Deferred tax assets	7,992	7,982
Other current assets	3,078	2,628
Total current assets	98,348	102,922

Property and equipment, net	22,783	23,031
Software development costs, net	9,990	9,278
Goodwill	114,011	115,229
Intangibles, net	48,191	51,628
Other long-term assets	1,769	1,454

Total assets	$295,092	$303,542

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$33,060	$34,724
Customer deposits and unearned revenues	24,215	19,714
Current portion of long-term debt and capital lease payments	6,918	6,906
Total current liabilities	64,193	61,344

Long-term debt and capital lease payments, net of current portion	82,946	93,672
Deferred tax liabilities, non-current	3,258	3,066
Other long-term liabilities	4,860	5,129
Total liabilities	155,257	163,211

Shareholders' equity
Common stock, no par value; 100,000,000 shares authorized; 32,911,354 and 32,498,859 shares issued and outstanding, respectively
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Additional paid-in capital	159,313	157,930
Retained earnings	1,346	317
Accumulated other comprehensive loss	(20,824)	(17,916)
Total shareholders' equity	139,835	140,331

Total liabilities and shareholders' equity	$295,092	$303,542

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CONTACT:
Radiant Systems, Inc
Karen Minster, 770-576-6811
karen.minster@radiantsystems.com